United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.     )

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STRATEGIC PARTNERS MUTUAL FUNDS, INC.

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STRATEGIC PARTNERS MUTUAL FUNDS, INC.
Strategic Partners Technology Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

DECEMBER 28, 2004

To The Shareholders:

On May 25, 2004, at a regular meeting of the Board of Directors of Strategic Partners Mutual Funds, Inc. (the Fund), the Directors approved a new subadvisory agreement for the Fund’s Strategic Partners Technology Fund  (formerly, ASAF INVESCO Technology Fund). The parties to the subadvisory agreement are American Skandia Investment Services, Inc. and Prudential Investments LLC (the Fund’s investment managers), and The Dreyfus Corporation (the new subadviser of the Fund).  This information statement describes the circumstances surrounding the Board’s approval of the new subadvisory agreement and provides you with an overview of its terms.  American Skandia Investment Services, Inc. and Prudential Investments LLC will continue as your Fund’s investment managers. This information statement does not require any action by you. It is provided to inform you about the new subadviser.

By order of the Board,

Deborah A. Docs

Secretary

STRATEGIC PARTNERS MUTUAL FUNDS, INC.
Strategic Partners Technology Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

(800) 225-1852

INFORMATION STATEMENT
DECEMBER 28, 2004

This information statement is being furnished to shareholders investing in the Strategic Partners Technology Fund  (the Fund), which is a series of the Strategic Partners Mutual Funds, Inc. (the Company), in lieu of a proxy statement, pursuant to the terms of an order granted to us by the Securities and Exchange Commission (SEC).  The order permits the Company Fund’s manager to hire new unaffiliated subadvisers and to make certain changes to existing subadvisory contracts with the approval of the Board of Directors, without obtaining shareholder approval.

The Company is a management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Maryland corporation. The Company’s directors are referred to herein as the “Board,” “Board Members” or “Directors.” The Company’s principal executive office is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.  The Company consists of multiple separate investment series including the Fund.

We are providing shareholders investing in the Fund as of July 20, 2004 with this information statement. This information statement relates to the approval by the Directors of a new subadvisory agreement dated as of July 1, 2004 between American Skandia Investment Services, Inc. (ASISI) and Prudential Investments LLC (PI) (collectively, the Co-Managers) and The Dreyfus Corporation (Dreyfus) with respect to the Fund, a copy of which is attached hereto as Exhibit A.  Dreyfus replaced INVESCO Institutional (N.A.), Inc. (INVESCO), which had served as the Fund’s subadviser since the inception of the Fund.  The subadvisory agreement between the Co-Managers and INVESCO terminated effective at the close of business on July 20, 2004, at which time Dreyfus assumed responsibility for managing the Fund’s assets. The previous subadvisory agreement between the Co-Managers and INVESCO was last approved by the Directors, including a majority of the Directors who were not parties to the agreement and were not interested persons of those parties, as defined in the Investment Company Act (the Independent Directors), on May 1, 2003.

The Fund will pay for the costs associated with preparing and distributing this information statement.  This information statement will be mailed on or about December 28, 2004.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Managers

ASISI, One Corporate Drive, Shelton, Connecticut 06484 and PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serve as the Fund’s co-managers under a management agreement dated as of May 1, 2003.  ASISI and PI are both wholly-owned subsidiaries of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc.  As of September 30, 2004, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $88.4 billion. Information concerning the Fund’s current management arrangements can be found in Exhibit B. Information concerning officers of the Fund is set forth in Exhibit C.

Shareholder Reports

The Fund’s most recent annual report for the fiscal year ended October 31, 2003 has been sent to shareholders.  The Fund’s most recent annual and semi-annual reports may be obtained without charge by writing the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free).

Shareholder Information

Information on share ownership of any class of the Fund is set forth in Exhibit E.

NEW SUBADVISORY AGREEMENT

On May 25, 2004, the Directors, including the Independent Directors, unanimously approved the Subadvisory Agreement and the recommendation by the Co-Managers of Dreyfus to replace INVESCO as the Fund’s subadviser. At that time, the Directors also unanimously approved termination of the previous subadvisory agreement between the Co-Managers and INVESCO.  The Directors decided to appoint Dreyfus as the Fund’s new subadviser after the Co-Managers informed the Board that they no longer wished to retain INVESCO to provide investment advisory services to the Fund and notified INVESCO of their intention to terminate the subadvisory agreement for business reasons, as described below.

The Subadvisory Agreement contains terms and conditions similar to those of the subadvisory agreement with INVESCO, except as more fully described below under “Board Consideration of Subadvisory Agreement.” See also “Terms of Subadvisory Agreement” below for a description of the new agreement. Dreyfus renders investment advice to the Fund in accordance with the investment objective and policies of the Fund as established by the Board and also makes investment decisions to purchase and sell securities on behalf of the Fund, subject to the supervision of the Co-Managers.  The Co-Managers, not the Fund, pay an advisory fee to Dreyfus.  Therefore, the change in subadviser does not mean any change in advisory fees paid by the Fund.

Section 15 of the Investment Company Act requires that a majority of a mutual fund’s outstanding voting securities approve the Fund’s subadvisory agreements. However, on September 11, 1996, the SEC issued an order granting exemptive relief from certain requirements of Section 15 to PI and any future open-end management investment company managed by PI, provided that such investment company complies with the conditions of the order. According to the SEC’s order, which is subject to a number of conditions, the Co-Managers may enter into subadvisory agreements on behalf of certain funds without receiving prior shareholder approval.

Board Consideration of Subadvisory Agreement

At a regular in-person meeting of the Board at which a majority of the Directors were in attendance (including a majority of the Independent Directors), the Board of Directors considered whether the approval of the Subadvisory Agreement was in the best interests of the Fund.  Before approving the new Subadvisory Agreement, the Directors reviewed performance, compliance and organizational materials regarding Dreyfus and received formal presentations from the Co-Managers at their May 25, 2004 meeting.  Representatives of Dreyfus participated in the discussions with the Directors at the meeting.

In their presentation to the Directors, the Co-Managers explained that the replacement of INVESCO was necessitated by INVESCO’s poor performance and regulatory trouble involving market timing activity and the Co-Managers belief that INVESCO’s troubles would have a lasting effect on performance.

The Co-Managers advised the Directors that following a research screening process intended to identify potential advisers, they had recommended that the Directors approve a new subadvisory agreement with Dreyfus to manage the Fund.  Among the factors considered by the Directors in approving the selection of Dreyfus were the following:

•                  The performance of Dreyfus with respect to similar portfolios managed by Dreyfus, which demonstrated historically strong and consistent performance relative to industry benchmarks and other investment advisers specializing in technology stocks;

•                  Dreyfus’ lead portfolio manager and his portfolio management team, which has considerable experience in investing in technology stocks and managing similar mutual funds;

•                  The disciplined process used by Dreyfus for the identification and selection of portfolio securities; and

•                  Ongoing regulatory proceedings by state and federal regulators that were initiated against INVESCO arising out of allegations of improper market timing.

The Directors discussed and reviewed the terms of the Subadvisory Agreement. The material terms of the Subadvisory Agreement are substantially similar to those in the prior subadvisory agreement in effect with INVESCO.  The fee to be paid by the Co-Managers to Dreyfus would be the same as the fee formerly paid by the Co-Managers to INVESCO.  For the fiscal year ended October 31, 2003, INVESCO received $106,049 for advising the Fund.

Based upon their review, the Directors concluded that the Subadvisory Agreement with Dreyfus would be in the best interests of the Fund and its investors. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Directors, including the Independent Directors, unanimously approved the Subadvisory Agreement.

Information Concerning Dreyfus

Dreyfus was founded in 1951. Dreyfus is a wholly owned subsidiary of Mellon Financial Corporation, a global financial services company which includes fundamental research, rigorous valuation analysis and a long-term buy-and-hold strategy, with a low turnover ratio.  As of June 30, 2004, Dreyfus managed approximately $165 billion.  The address of Dreyfus is 200 Park Avenue, New York, NY 10166.

Exhibit D contains information about the other mutual funds managed by Dreyfus with investment objectives and strategies similar to those of the Fund. Exhibit D also lists the principal executive officers and directors of Dreyfus.

Terms of the Subadvisory Agreement

The following summary of the Subadvisory Agreement is qualified in its entirety by reference to the copy of the Subadvisory Agreement attached as Exhibit A to this information statement.

Under the Subadvisory Agreement, Dreyfus is compensated by the Co-Managers (and not the Fund) at an annual rate of 0.55% of the average daily net assets of the Fund for the first $100 million in assets; 0.45% over $100 million to $200 million; 0.425% over $200 million to $400 million; 0.40% over $400 million to $900 million; and 0.35% over $900 million (the assets of the Fund are aggregated with the assets of other mutual funds managed by the Co-Managers for which Dreyfus serves as subadviser for purposes of calculating the fee).  Under the previous subadvisory agreement, INVESCO was compensated by the Co-Managers (and not the Fund) at an annual rate of 0.55% of the average daily net assets of the Fund.

The Subadvisory Agreement provides that, subject to Co-Managers’ and the Board of Directors’ supervision, Dreyfus is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for such portion of the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Directors. In accordance with the requirements of the Investment Company Act, Dreyfus will provide the Co-Managers with all books and records relating to the transactions they execute and render to the Directors such periodic and special reports as the Board of Directors may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Fund, or by the Board of Directors, including the approval by a majority of the Independent Directors, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund, (2) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Fund’s management agreement with the Co-Managers, and (3) the Subadvisory Agreement may be terminated at any time by Dreyfus  or the Co-Managers on not more than 60 days’ nor less than 30 days’ written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Dreyfus will not be liable for any act or omission in connection with its activities as subadviser to the Fund.

Shareholder Proposals

As a Maryland corporation, the Fund is not required to hold annual meetings of shareholders and the Directors currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Fund’s Articles of Incorporation. A shareholder proposal intended to be presented at any meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Directors’ solicitation relating thereto is made in order to be included in the Fund’s proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Deborah A. Docs

Secretary

Dated: December 28, 2004

EXHIBIT A

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

Strategic Partners Technology Fund

SUBADVISORY AGREEMENT

Agreement made as of this 1st day of July, 2004 between Prudential Investments LLC (PI) and American Skandia Investment Services, Inc. (ASISI) (collectively, the Co-Managers) and The Dreyfus Corporation (Dreyfus or the Subadviser),

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated, May 1, 2003 with Strategic Partners Mutual Funds, Inc., a Maryland corporation (the Fund) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI and ASISI acts as Co-Managers of the Fund; and

WHEREAS, the Co-Managers desire to retain the Subadviser to provide investment advisory services to the Fund and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Fund, referred to herein as the Fund) and to manage such portion of the Fund as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Directors of the Fund, the Subadviser shall manage such portion of the Fund’s portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Fund’s investments as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Articles of Incorporation, By-Laws and Prospectus of the Fund provided to it by the Co-Managers (the Fund Documents) and with the instructions and directions of the Co-Managers and of the Board of Directors of the Fund, co-operate with the Co-Managers’ (or their designees’) personnel responsible for monitoring the Fund’s compliance and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations.  The Co-Managers shall provide Subadviser timely with copies of any updated Fund documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund’s portfolio, as applicable, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund’s Prospectus or as the Board of Directors may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Co-Managers (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Fund’s portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Fund’s Board of Directors such periodic and special reports as the Directors may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Directors or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund’s securities.

(v) The Subadviser or an affiliate shall provide the Fund’s Custodian on each business day with information relating to all transactions concerning the portion of the Fund’s assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Fund in a “manager-of-managers” style, the Co-Managers will, among other things, (i)  continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Fund’s Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Fund’s Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Co-Managers and the Fund intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Fund with respect to transactions in securities for the Fund’s portfolio or any other transactions of Fund assets.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Fund’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser’s services hereunder needed by the Co-Managers to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser will surrender promptly to the Fund any of such records upon the Fund’s request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e) The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Co-Managers may reasonably request.

(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund’s portfolio, subject to such reporting and other requirements as shall be established by the Co-Managers.

(g) Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Fund or the Co-Managers in valuing securities of the Fund as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

2. The Co-Managers shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Fund’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Directors of the Fund that affect the duties of the Subadviser).

3. For the services provided and the expenses assumed pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund’s average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers’ receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Co-Managers. Expense caps or fee waivers for the Fund that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Fund may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Co-Managers’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Fund and the Co-Managers of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Fund at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 200 Park Avenue, New York, New York 10166.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Co-Managers agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

9. This Agreement shall be governed by the laws of the State of New York.

10. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By:	/s/Robert F. Gunia
Name:	Robert F. Gunia
Title:	Executive Vice President

THE DREYFUS CORPORATION

By:	/s/J. Charles Cardona
Name:	J. Charles Cardona
Title:	Vice Chairman

SCHEDULE A

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

Strategic Partners Technology Fund

As compensation for services provided by Dreyfus, Prudential Investments LLC and American Skandia Investment Services, Inc. will pay Dreyfus a fee equal, on an annualized basis, to the following:

Fund Name	Advisory Fee

Strategic Partners Technology Fund	0.55% on first $100 million;
0.45% over $100 million to $200 million;
0.425% over $200 million to $400 million;
0.40% over $400 million to $900 million;
0.35% over $900 million.

Dated as of July 1, 2004.

EXHIBIT B

MANAGEMENT OF THE FUND

The Managers

American Skandia Investment Services, Inc. (ASISI), One Corporate Drive, Shelton, Connecticut 06484 and Prudential Investments LLC (PI), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serve as the Fund’s Co-Managers under a management agreement (the Management Agreement) dated as of May 1, 2003, and renewed thereafter as required by the Investment Company Act.

The Management Agreement was last approved by the Directors of the Fund, including a majority of the Directors who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act) on May 25, 2004. The Management Agreement was approved by shareholders on April 3, 2003.

Terms of the Management Agreement

Pursuant to the Management Agreement for the Fund, ASISI and PI are subject to the supervision of the Directors and, in conformity with the stated policies of the Fund, manage both the investment operations of the Fund, and the composition of the Fund’s investment portfolio, including the purchase, retention and disposition of portfolio securities. The Co-Managers are authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Fund. The Co-Managers will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

The Co-Managers review the performance of all subadvisers engaged for the Company, and makes recommendations to the Directors with respect to the retention and renewal of contracts. In connection therewith, the Co-Managers are obligated to keep certain books and records of the Fund. The Co-Managers also administer the Fund’s business affairs and, in connection therewith, furnish the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by PFPC Trust Company and JP Morgan Chase Bank (the Fund’s custodians), and Prudential Mutual Fund Services LLC (PMFS), the Fund’s transfer and dividend disbursing agent. The management services of the Co-Managers for the Fund are not exclusive under the terms of the Management Agreement and the Co-Managers are free to, and do, render management services to others.

The Co-Managers have authorized any of their directors, officers and employees who have been elected as Directors or officers of the Fund to serve in the capacities in which they have been elected. All services furnished by the Co-Managers under the Management Agreement may be furnished by any such directors, officers or employees of the Co-Managers.

In connection with its management of the business affairs of the Fund, the Co-Managers bear the following expenses:

(a) the salaries and expenses of all of its and the Fund’s personnel, except the fees and expenses of Directors who are not affiliated persons of the Co-Managers or the Fund’s subadvisers;

(b) all expenses incurred by the Co-Managers or by the Fund in connection with managing the ordinary course of the Fund’s business, other than those assumed by the Fund, as described below; and

(c) the fees payable to each subadviser pursuant to the subadvisory agreement between the Co-Managers and each subadviser.

For their services, the Co-Managers are compensated by the Fund at the rate of 1.00% of the Fund’s average daily net assets.

Under the terms of the Management Agreement, the Fund is responsible for the payment of the following expenses: (a) the fees payable to the Co-Managers, (b) the fees and expenses of Directors who are not affiliated persons of the Co-Managers or the Fund’s subadvisers, (c) the fees and certain expenses of the Fund’s custodian and transfer and dividend disbursing agent, including the cost of providing records to the Co-Managers in connection with their obligation of maintaining required records of the Fund and of pricing Fund shares, (d) the charges and expenses of the Fund’s legal counsel and independent accountants, (e) brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities transactions, (f) all taxes and corporate fees payable by the Fund to governmental agencies, (g) the fees of any trade associations of which the Fund may be a member, (h) the cost of share certificates representing shares of the Fund, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the SEC and qualifying the Fund’s shares under state securities laws, including the preparation and printing of the Fund’s registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholder and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, and (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business.

The Management Agreement provides that the Co-Managers will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Directors of the Fund, by vote of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act) or by the Co-Managers, upon not more than 60 days’ nor less than 30 days’ written notice to the Fund.

Information About ASISI and PI

ASISI and PI are both wholly-owned subsidiaries of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential’s address is Prudential Plaza, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company.

PI acts as manager or co-manager for the following investment companies, in addition to the Fund:

American Skandia Trust, Cash Accumulation Trust, Dryden Ultra Short Bond Fund, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity Fund), Dryden California Municipal Fund, Jennison Equity Fund, Inc.; Prudential’s Gibraltar Fund, Inc.; Dryden Global Total Return Fund, Inc.; Dryden Government Income Fund, Inc., Dryden Government Securities Trust, Dryden High Yield Fund, Inc., Dryden Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., MoneyMart Assets, Inc., Dryden Municipal Bond Fund, Dryden Municipal Series Fund, Jennison Natural Resources Fund, Inc., Strategic Partners Real Estate Securities Fund, Jennison Sector Funds, Inc., Dryden Short-Term Bond Fund, Inc., Jennison Small Company Fund, Inc., Prudential Tax-Free Money Fund, Inc., Dryden Tax-Managed Funds, Dryden Tax-Managed Small Cap Fund, Inc., Dryden Total Return Bond Fund, Inc., Jennison 20/20 Focus Fund, Jennison U.S. Emerging Growth Fund, Inc., Jennison Value Fund, Prudential World Fund, Inc., Special Money Market Fund, Inc., Strategic Partners Asset Allocation Funds, Strategic Partners Opportunity Funds,  Strategic Partners Style Specific Funds, The Prudential Investment Portfolios, Inc., The Target Portfolio Trust, The Prudential Variable Contract Account-2, The Prudential Variable Contract Account-10, and The Prudential Variable Contract Account-11.

ASISI acts as manager of American Skandia Trust, in addition to the Fund.

ASISI and PI’s Directors and Officers

The business and other connections of PI’s directors and principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with ASISI and PI	Principal Occupations
Deborah A. Docs	Vice President and Assistant Secretary

Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President and Assistant Secretary (since December 1996) of PI; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc.

Robert F. Gunia	Executive Vice President and Chief Administrative Officer

Executive Vice President & Chief Administrative Officer, PI; Vice President, Prudential Insurance Company of America (Prudential Insurance); President, Prudential Investment Management Services LLC (PIMS); Executive Vice President, Chief Administrative Officer and Director of American Skandia Investment Services, Inc.; Executive Vice President and Director of American Skandia Fund Services, Inc.; Executive Vice President and Director of American Skandia Advisory Services, Inc.

William V. Healey	Executive Vice President and Chief Legal Officer	Executive Vice President and Chief Legal Officer, PI; Vice President and Associate General Counsel, Prudential Insurance; Senior Vice President, Chief Legal Officer and

Secretary, PIMS; Executive Vice President and Chief Legal Officer of American Skandia Investment Services, Inc., Executive Vice President and Chief Legal Officer of American Skandia Fund Services, Inc.; Executive Vice President and Chief Legal Officer of American Skandia Advisory Services, Inc.

David R. Odenath, Jr.	Executive Vice President

President of Prudential Annuities (since August 2002); Executive Vice President (since May 2003) of American Skandia Investment Services, Inc; Chief Executive Officer and Director (since May 2003) of American Skandia Life Assurance Corporation, American Skandia Information Services and Technology Corporation and Skandia U.S. Inc.; President, Chief Executive Officer and Director (since May 2003) of American Skandia Marketing, Inc.; Formerly President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (1999-2003) of PI; Senior Vice President (since June 1999) of Prudential; formerly Senior Vice President (August 1993-May 1999) of PaineWebber Group, Inc.

Kevin B. Osborn	Executive Vice President	Executive Vice President, PI; Executive Vice President and Director of American Skandia Investment Services, Inc. and Executive Vice President and Director of American Skandia Advisory Services, Inc.

Stephen Pelletier	Executive Vice President	Executive Vice President, PI.

Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer

Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer, PI; Officer-in-Charge, Director, President, Chief Executive Officer and Chief Operating Officer of American Skandia Investment Services, Inc.; Officer-in-Charge, Director, President and Chief Executive Officer of American Skandia Fund Services, Inc.; Officer-in-Charge, Director, President, Chief Executive Officer and Chief Operating Officer of American Skandia Advisory Services, Inc.

Philip N. Russo	Executive Vice President, Chief Financial Officer and Treasurer

Executive Vice President, Chief Financial Officer and Treasurer, PI; Director of Jennison Associates LLC; Executive Vice President and Director of American Skandia Investment Services, Inc. and Executive Vice President and Director of American Skandia Advisory Services, Inc.

Jonathan Shain	Vice President and Assistant Secretary

Vice President and Corporate Counsel (since August 1998) of Prudential; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Fund Services, Inc.

The Distributor and Transfer Agent

American Skandia Marketing, Incorporated (ASM), One Corporate Drive, Shelton, Connecticut 06484, and Prudential Investment Management Service LLC (PIMS and together with ASM the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, act as the distributor of the shares of the Fund under a distribution agreement with the Fund.  Each Distributor is a subsidiary of Prudential.  Pursuant to a distribution and service plan (the Plan) adopted under Rule 12b-1 under the Investment Company Act, the Fund bears the expenses of distribution and service fees paid to the Distributor with respect to Class A, Class B, Class C and Class X shares.  For the fiscal year ended October 31, 2003, the Distributor received distribution and servicing fees from the Fund as follows:  $28,034 for Class A Shares, $72,306 for Class B shares, $52,398 for Class C shares, and $12,044 for Class X shares.

The Fund’s transfer agent for the fiscal year ended October 31, 2003 was American Skandia Fund Services, Inc. (ASFSI), One Corporate Drive, Shelton, CT 06484.  ASFSI received $16,651 for its services in connection with the Fund during the fiscal year ended October 31, 2003.

Brokerage

During the fiscal year ended October 31, 2003, the Fund paid commissions, including the commissions paid to Wachovia Securities LLC or any other affiliated brokerdealer as follows:

Total Brokerage Commissions	Commissions Paid To Affiliated Brokers	Percentage of Total Brokerage Commissions Paid To Affiliated Brokers
$27,052	$110.00	.40%

EXHIBIT C

OFFICER INFORMATION

Name (Age)	Office(s) With the Fund	Principal Occupations

Judy A. Rice (56)	President

President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since 2003) of PI; Director, Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer (since May 2003) of American Skandia Advisory Services, Inc. and American Skandia Investment Services, Inc.; Director, Officer-in-Charge, President, Chief Executive Officer (since May 2003) of American Skandia Fund Services, Inc.; Vice President (since February 1999) of Prudential Investment Management Services LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly various positions to Senior Vice President (1992-1999) of Prudential Securities; and various positions to Managing Director (1975-1992) of Salomon Smith Barney; Member of Board of Governors of the Money Management Institute.

Lee D. Augsburger (44)	Chief Compliance Officer

Vice President and Chief Compliance Officer (since May 2003) of PI; Vice President and Chief Compliance Officer (since October 2000) of Prudential Investment Management, Inc.; formerly Vice President and Chief Legal Officer-Annuities (August 1999-October 2000) of Prudential Insurance Company of America; Vice President and Corporate Counsel (November 1997-August 1999) of Prudential Insurance Company of America.

Robert F. Gunia (57)	Vice President

Chief Administrative Officer (since June 1999) of PI; Executive Vice President and Treasurer (since January 1996) of PI; President (since April 1999) of PIMS; Corporate Vice President (since September 1997) of Prudential Insurance; Director, Executive Vice President and Chief Administrative Officer (since May 2003) of American Skandia Investment Services, Inc, American Skandia Advisory Services, Inc., and American Skandia Fund Services, Inc.;  formerly Senior Vice President (March 1987-May 1999) of Prudential Securities Incorporated (Prudential Securities); Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.

William V. Healey (51)	Chief Legal Officer

Vice President and Associate General Counsel (since 1998) of Prudential; Executive Vice President and Chief Legal Officer (since February 1999) of Prudential Investments LLC; Senior Vice President, Chief Legal Officer and Secretary (since December 1998) of Prudential Investment Management Services LLC; Executive Vice President and Chief Legal Officer (since February 1999) of Prudential Mutual Fund Services LLC; Vice President and Secretary (since October 1998) of Prudential Investment Management, Inc.; Executive

Deborah A. Docs (46)	Secretary

Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President and Assistant Secretary (since December 1996) of PI; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc.

Vice President and Chief Legal Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Fund Services, Inc. and American Skandia Advisory Services, Inc.; Director (June 1999-June 2002 and June 2003-present) of ICI Mutual Insurance Company; prior to August 1998, Associate General Counsel of the Dreyfus Corporation (Dreyfus), a subsidiary of Mellon Bank, N.A. (Mellon Bank), and an officer and/or director of various affiliates of Mellon Bank and Dreyfus; Assistant Secretary (since June 2004) of The Asia Pacific Fund, Inc.

Edward P. Macdonald (37)	Assistant Secretary

Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc.;  Chief Counsel, Investment Management of American Skandia, Inc. (ASI) (since July 2002); Senior Counsel, Securities of ASI (September 2000-June 2002); Counsel of ASI (December 1999-August 2000); Senior Associate of Counsel of ASI (April 1999-December 1999); Branch Chief, Senior Counsel and Attorney at the U.S. Securities and Exchange Commission (October 1994-April 1999).

Maryanne Ryan (40)	Anti-Money Laundering Compliance Officer

Vice President, Prudential Insurance (since November 1998), First Vice President Prudential Securities (March 1997-May 1998); Anti-Money Laundering Officer (since 2003) of American Skandia Investment Services, Inc., American Skandia Advisory Services, Inc. and American Skandia Marketing, Inc.

Grace C. Torres (44)	Treasurer and Principal Financial and Accounting Officer

Senior Vice President (since January 2000) of PI; Senior Vice President and Assistant Treasurer (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Advisory Services, Inc.; formerly First Vice President (December 1996-January 2000) of PI and First Vice President (March 1993-1999) of Prudential Securities.

EXHIBIT D

OTHER FUNDS MANAGED BY DREYFUS

The following table sets forth information relating to the other registered investment company portfolios for which Dreyfus acts as an investment adviser or subadviser with investment objectives, policies and strategies that are substantially similar to those of the Fund.

Fund	Annual Management Fee (as a % of average net assets)	Approximate Net Assets as of 11/30/04

The Prudential Series Fund, Inc. SP Technology Portfolio	0.65%	$24.5 million

MANAGEMENT OF DREYFUS

The table below lists the name, address, position with Dreyfus and principal occupation during the past five years for the principal executive officers and directors of Dreyfus.

Name and Position With Dreyfus	Other Businesses	Position Held	Dates

Stephen R. Byers Director, Vice Chairman, and Chief Investment Officer	Lighthouse Growth Advisors LLC++	Member, Board of Managers President	9/02 - Present 9/02 - 11/02

	Dreyfus Service Corporation++	Senior Vice President	3/00 - Present

	Founders Asset Management, LLC****	Member, Board of Managers	6/02 - Present

	Dreyfus Investment Advisors, Inc. ++	Chief Investment Officer Director	2/02 - Present 2/02 - Present

Stephen E. Canter Chairman of the Board, Chief Executive Officer and Chief Operating Officer	Mellon Financial Corporation+ Mellon Bank, N.A.+	Vice Chairman Vice Chairman	6/01 - Present 6/01 - Present

	Standish Mellon Asset Management Company, LLC*	Board Manager	7/03 - Present

	Mellon Growth Advisors, LLC*	Board Member	1/02 – 7/03

	Newton Management Limited London, England	Director	2/99 - Present

	Mellon Bond Associates, LLP+	Executive Committee Member	1/99 - 7/03

	Mellon Equity Associates, LLP+	Executive Committee Member	1/99 - Present

	Franklin Portfolio Associates, LLC*	Director	2/99 - Present

	Franklin Portfolio Holdings, Inc.*	Director	2/99 - Present

	TBCAM Holdings, LLC*	Director	2/99 - Present

Name and Position With Dreyfus	Other Businesses	Position Held	Dates

	Mellon Capital Management Corporation***	Director	1/99 - Present

	Founders Asset Management LLC****	Member, Board of Managers	12/97 - Present

	The Dreyfus Trust Company+++	Director Chairman President Chief Executive Officer	6/95 - Present 1/99 - Present 1/99 - Present 1/99 - Present

J. Charles Cardona Director and Vice Chairman	Dreyfus Investment Advisors, Inc.++	Chairman of the Board	2/02 - Present

	Boston Safe Advisors, Inc.++	Director	10/01 - Present

	Dreyfus Service Corporation++	Executive Vice President Director	2/97 - Present 8/00 - Present

Steven G. Elliott Director	Mellon Financial Corporation+	Director Senior Vice Chairman	1/01 - Present 1/99 - Present

	Mellon Bank, N.A.+	Director Senior Vice Chairman	1/01 - Present 3/98 – Present

	Mellon Financial Services Corporation #1	Director Vice President	1/96 - Present 1/96 - Present

	Allomon Corporation	Director	12/87 - Present

	Mellon Funding Corporation+	Director	8/87 – Present

	Mellon Ventures, Inc. +	Director	1/99 – Present

David F. Lamere Director	Mellon Financial Corporation +	Vice Chairman	9/01 – Present

	Wellington-Medford II Properties, Inc.	President and Director	2/99 – Present

	TBC Securities Co., Inc.	President and Director	2/99 – Present

	The Boston Company, Inc. *	Chairman & CEO	1/99 – Present

	Boston Safe Deposit and Trust Company*	Chairman & CEO	1/99 – Present

	Newton Management Limited	Director	10/98 - Present

	Laurel Capital Advisors, LLP+	Executive Committee Member	8/98 – Present

Name and Position With Dreyfus	Other Businesses	Position Held	Dates

	Mellon Bank, N.A. +	Vice Chairman Exec. Management Group	9/01 - Present 8/01 - Present

	Mellon United National Bank	Director	11/98 - Present

	Mellon Asset Holdings, Inc. +	President Director	3/99 - 12/02 6/99 - 12/02

	Mellon Global Investing Corp.+	President	1/00 - Present

Martin G. McGuinn Director	Mellon Financial Corporation+	Chairman Chief Executive Officer Director	1/99 - Present 1/99 - Present 1/98 - Present

	Mellon Bank, N. A. +	Chairman Chief Executive Officer Director	3/98 - Present 3/98 - Present 1/98 - Present

Michael G. Millard Director and President	Lighthouse Growth Advisors LLC++	Member, Board of Managers Vice President	9/02 - Present 9/02 - 11/02

	Dreyfus Service Corporation++	Chairman of the Board Chief Executive Officer Director	4/02 - Present 4/02 - Present 8/00 - Present

	Dreyfus Service Organization, Inc.	Director	4/02 - Present

	Dreyfus Insurance Agency of Massachusetts Inc. ++	Director	4/02 - 10/04

	Founders Asset Management LLC****	Member, Board of Managers	5/01 - Present

	Boston Safe Advisors, Inc. ++	Director	10/01 - Present

	MBSC LLC++	Manager, Board of Managers	3/03 - Present

Ronald P. O’Hanley Vice Chairman and Director	Mellon Financial Corporation+	Vice Chairman	6/01 - Present

	Mellon Bank, N.A. +	Vice Chairman	6/01 – Present

	Mellon Growth Advisors, LLC*	Board Member	1/02 - 7/03

	TBC General Partner, LLC*	President	7/03 - Present

	Standish Mellon Asset Management Holdings, LLC	Board Member	7/01 - 7/03

	Standish Mellon Asset Management Company, LLC	Board Member	7/01 – Present

Name and Position With Dreyfus	Other Businesses	Position Held	Dates

	Franklin Portfolio Holdings, LLC*	Director	12/00 - Present

	Franklin Portfolio Associates, LLC*	Director	4/97 – Present

	Pareto Partners (NY)	Partner Representative	2/00 – Present

	Buck Consultants, Inc.++	Director	7/97 – Present

Ronald P. O’Hanley Vice Chairman and Director	Newton Management Limited	Executive Committee Member Director	10/98 - Present 10/98 - Present

	Mellon Global Investments Japan Ltd.	Non-Resident Director	11/98 - Present

	TBCAM Holdings, LLC*	Director	1/98 – Present

	Fixed Income (MA) Trust*	Trustee	6/03 – Present

	Fixed Income (DE) Trust*	Trustee	6/03 – Present

	Pareto Partners	Partner Representative	5/97 – Present

	Mellon Capital Management Corporation***	Director	2/97 – Present

	Certus Asset Advisors Corp.**	Director	2/97 - 7/03

	Mellon Bond Associates, LLP+	Executive Committee Member Chairman	1/98 - 7/03 1/98 - 7/03

	Mellon Equity Associates, LLP+	Executive Committee Member Chairman	1/98 – Present 1/98 - Present

	Mellon Global Investing Corp.*	Director Chairman Chief Executive Officer	5/97 – Present 5/97 - Present 5/97 - Present

J. David Officer Vice Chairman and Director	Dreyfus Service Corporation++	President Director	3/00 - Present 3/99 - Present

	MBSC, LLC++	Manager, Board of Managers President	4/02 - Present 4/02 – Present

	Boston Safe Advisors, Inc. ++	Director	10/01 - Present

	Dreyfus Transfer, Inc. ++	Chairman and Director	2/02 - Present

	Dreyfus Service Organization, Inc.++	Director	3/99 - Present

Name and Position With Dreyfus	Other Businesses	Position Held	Dates

	Dreyfus Insurance Agency of Massachusetts, Inc.++	Director	5/98 - 10/04

	Seven Six Seven Agency, Inc.++	Director	10/98 - Present

	Mellon Residential Funding Corp. +	Director	4/97 - Present

	Mellon Bank, N.A.+	Executive Vice President	2/94 - Present

J. David Officer Vice Chairman and Director	Mellon United National Bank	Director	3/98 - Present

	Dreyfus Investment Services Company LLC+	Manager Chairman Chief Executive Officer	11/01 - 12/02 11/01 - 12/02 11/01 - 12/02

Richard W. Sabo Director	Founders Asset Management LLC****	President Chief Executive Officer	12/98 - Present 12/98 - Present

Diane P. Durnin Executive Vice President	Seven Six Seven Agency, Inc. ++	Director	4/02 – Present

Mark N. Jacobs General Counsel, Executive Vice President, and Secretary	Dreyfus Investment Advisors, Inc.++	Director	4/97 - Present

	The Dreyfus Trust Company+++	Director	3/96 - Present

	The TruePenny Corporation++	President Director	10/98 - 11/04 3/96 - 11/04

Patrice M. Kozlowski Senior Vice President – Corporate Communications	None

Name and Position With Dreyfus	Other Businesses	Position Held	Dates

Joseph W. Connolly Chief Compliance Officer	The Dreyfus Family of Funds++	Chief Compliance Officer	10/04 - Present

	The Mellon Funds Trust++	Chief Compliance Officer	10/04 - Present

	Dreyfus Investment Advisors, Inc. ++	Chief Compliance Officer	10/04 - Present

	Lighthouse Growth Advisors, LLC ++	Chief Compliance Officer	10/04 - Present

	MBSC, LLC++	Chief Compliance Officer	10/04 - Present

	Dreyfus Service Corporation++	Chief Compliance Officer	10/04 - Present

	Boston Safe Advisors++	Chief Compliance Officer	10/04 - Present

	Mellon Securities Services+	First Vice President	11/01 - 2/04

*                     The address of the business so indicated is One Boston Place, Boston, Massachusetts, 02108.

**                   The address of the business so indicated is One Bush Street, Suite 450, San Francisco, California 94104.

***                 The address of the business so indicated is 595 Market Street, Suite 3000, San Francisco, California 94105.

****               The address of the business so indicated is 2930 East Third Avenue, Denver, Colorado 80206.

+                     The address of the business so indicated is One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

++                  The address of the business so indicated is 200 Park Avenue, New York, New York 10166.

+++                The address of the business so indicated is 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144.

EXHIBIT E

SHAREHOLDER INFORMATION

As of November 19, 2004 the Directors and officers of the Fund, as a group, owned less than 1% of the outstanding shares of the Fund.

As of November 19, 2004, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the Fund were as follows:

Name	Address	Class	Shares/%
MCB Trust Services Trustee Calendar Club 401 (K) Profit	700 17th Street Suite 300 Denver CO 80202	A	51,066/6.43%

Youth For Christ/USA Retirement Plan	7670 S Vaughn Court Englewood CO 80112	A	52,429/6.6%

Lin (K) and Simple Ira Omnibus Trading Account	194 Wood Ave S Iselin NJ 08830	A	235,716/29.6%

Wells Fargo NA FBO Copple Ins – E Copple SUB	PO Box 1533 Minneapolis MN 55480	A	232,454/29.2%

Theodore M Tulupman Trustee Theodore M Tulupman Trust UA DTD 12/31/93	4389 Charing Way Bloomfield Hills MI 48304	B	6,808/10%

LPL Financial Services A/C 2879-0450	9785 Towne Centre Drive San Diego CA 92121	B	8,239/12.2%

Lin (K) and Simple Ira Omnibus Trading Account	194 Wood Ave S Iselin NJ 08830	C	451,037/22%

Lin (K) and Simple Ira Omnibus Trading Account	194 Wood Ave S Iselin NJ 08830	L	319,428/19.6%

Stanton Trust Co N.A. Unicover Corporation	3405 Annapolis Ln N Ste 100 Minneapolis MN 55447	L	108,926/6.7%

Lin (K) and Simple IRA Omnibus Trading Account	194 Wood Ave S Iselin NJ 08830	M	278,526/8.9%

Prudential Trust Company C/F The Sep Ira Plan of Marianne Bafile FBO Mariane Bafile	8 Chantilly Ln Fairport NY 14450	X	38,302/6.2%

Lin (K) and Simple IRA Omnibus Trading Account	194 Wood Ave S Iselin NJ 08830	X	94,311/15.5%

There are no Directors or Officers that own shares.